UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2014

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 12, 2014, the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) elected Neal A. Shear and Heather R. Zichal as members of the Board. Mr. Shear and Ms. Zichal were appointed to the Audit Committee of the Board.

Upon their appointment to the Board, Mr. Shear and Ms. Zichal each became entitled to compensation payable to non-employee directors elected to the Board. Non-employee directors of the Company currently receive compensation of $180,000, payable 100% in restricted stock or 50% in restricted stock and 50% in cash at the director’s election, for service for the period from the current year’s annual meeting of stockholders through the next year’s annual meeting of stockholders. In addition, each new non-employee director receives a grant of 6,000 shares of restricted stock of the Company, which vests ratably 25% per year over a four year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: June 18, 2014	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

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